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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): JULY 27, 2006



                              COMPUWARE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                        Commission File Number: 000-20900

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

                          MICHIGAN                                                    38-2007430
(State or other jurisdiction of incorporation or organization)            (I.R.S. Employer Identification No.)
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

          ONE CAMPUS MARTIUS, DETROIT, MICHIGAN                                      48226-5099
         (Address of Principal Executive Offices)                                    (Zip Code)
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      (Registrant's telephone number, including area code): (313) 227-7300

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 27, 2006, Compuware Corporation ("Compuware") executed an Amended and Restated Credit Agreement ("Restated Agreement") with Comerica Bank, which extends the maturity term of the credit facility originally set forth in the Credit Agreement dated May 2, 2003, to July 26, 2007. The Restated Agreement eliminated the liquidity and net worth covenants and no longer restricts merger and acquisition activity when the Company is the continuing or surviving entity. Interest is payable at 1% over the Eurodollar rate or at the prime rate. The Restated Agreement was included as Exhibit 4.8 "Amended and Restated Credit Agreement Dated May 2, 2003 as of July 27, 2006" to the Company's report on Form 10-Q for the quarterly period ended June 30, 2006.

No borrowings have occurred under this facility.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

     (d) Exhibits

          4.8 Amended and Restated Credit Agreement Dated May 2, 2003 as of July 27, 2006 (incorporated by reference to Compuware's Quarterly Report on Form 10-Q for the quarterly period ended June 30,
               2006).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  COMPUWARE CORPORATION


Date: August 8, 2006                              By:  /s/ Laura Fournier
                                                       -------------------
                                                       Chief Financial Officer